Exhibit (n)(3)

FORM OF SCHEDULE I, DATED _____ __, 20__, TO MULTIPLE CLASS OF SHARES PLAN FOR VIP FUNDS, DATED MAY 19, 2005

Variable Insurance Products Fund V

FUND/CLASS	SALES CHARGE	DISTRIBUTION FEE (as a percentage of average net assets)	SHAREHOLDER SERVICE FEE (as a percentage of average net assets)	CLASS LEVEL REDEMPTION FEE (as a percentage of amount redeemed)
Freedom 2035 Portfolio:
Initial Class	none	none	none	none
Service Class	none	0.00	0.10	none
Service Class 2	none	0.00	0.25	none
Freedom 2040 Portfolio:
Initial Class	none	none	none	none
Service Class	none	0.00	0.10	none
Service Class 2	none	0.00	0.25	none
Freedom 2045 Portfolio:
Initial Class	none	none	none	none
Service Class	none	0.00	0.10	none
Service Class 2	none	0.00	0.25	none
Freedom 2050 Portfolio:
Initial Class	none	none	none	none
Service Class	none	0.00	0.10	none
Service Class 2	none	0.00	0.25	none